MSCM LLP
Accountants & Advisors for a Complex World®

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in Energizer Resources Inc.'s (the "Company") Registration Statement on Form S-1 of our report dated September 10, 2009, with respect to the consolidated financial statements of the Company for the years ended June 30, 2009 and 2008. We also consent to the reference to us under the caption "Experts" in the Prospectus, which is part of such Registration Statement.

Signed: *"MSCM LLP"*

MSCM LLP

Toronto, Ontario
July 16, 2010

701 Evans Avenue, 8th Floor, Toronto ON M9C 1A3, Canada T (416) 626-6000 F (416) 626-8650 MSCM.CA